Execution Copy
                              EMPLOYMENT AGREEMENT

AGREEMENT dated as of July 29, 1996 between CIDCO Incorporated, a Delaware corporation (the "Company"), and Marv Tseu (the "Employee").

                              WHEREAS,  the  Employee  has  been  hired as a key
employee of the Company; and
                              WHEREAS,  the  Company  is  engaged  in  a  highly
technical and competitive business.

NOW,  THEREFORE,  in  consideration of the mutual covenants herein contained and
for  other  good  and  valuable  consideration,   receipt  of  which  is  hereby
acknowledged, the parties, intending to be legally bound, agree as follows:

1.  Employment and Term.

The Company hereby agrees to employ the Employee during the period commencing as of the date hereof and continuing until this Agreement is terminated pursuant to the terms hereof, to serve as the Company's Executive Vice President of Sales and Marketing and in such other executive managerial position or positions with the Company or its subsidiaries or affiliates as shall hereafter be designated by the Board of Directors of the Company, to perform such managerial duties consistent with the usual duties of an officer of his status. Such employment shall, except as otherwise stated herein, be on the same terms and conditions as Employee is currently employed by the Company. The Employee hereby accepts such employment and agrees to devote his full business time exclusively to the faithful and diligent performance of the duties provided herein and agrees in connection with the performance of such duties to act in a manner consistent with the primary objective of maximizing the profitability of the Company.

2.  Compensation.

        (a)Salary. The Company shall compensate the Employee with a base salary of at least $190,000 (representing the Employee's base salary for 1996), subject to annual review by the Company's Compensation Committee, with a minimum annual increase in 1997 and subsequent years to reflect the percentage increase in the cost of living during the preceding year as reflected in the All Items Consumer Price Index for all urban consumers in the San Francisco-Oakland-San Jose, California area as published by the United States Bureau of Labor Statistics. Payment shall be made in 26 installments.

        (b)Benefits. The Employee shall be entitled to participate in such pension plans, 401(k) plans, group health, accident or life insurance plans, group medical and hospitalization plans, stock option plans, stock purchase plans and other similar benefits, as may hereafter be available to the executives of the Company. It is understood that, except as set forth herein, the Company does not by reason of this Agreement obligate itself to make such benefits available to its employees.

        (c)Expenses. The Company shall pay or reimburse the Employee for all expenses normally reimbursed by the Company and reasonably incurred by him in furtherance of his duties hereunder including, without limitation, expenses for traveling, meals, hotel accommodations and the like upon submission by him of vouchers or an itemized list thereof prepared in compliance with such rules relating thereto as the Board may, from time to time, adopt and as may be required in order to permit such payments as proper deductions to the Company under the Internal Revenue Code of 1986, as amended, and the rules and regulations adopted pursuant thereto now or hereafter in effect.
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        (d)Vacations. During each year of employment (including the current year ending December 31, 1996), the Employee shall be entitled to paid vacations for an aggregate of the greater of (A) two weeks, or (B) such period as may be provided from time to time in the Company's vacation policy. The Company shall not pay the Employee any additional compensation for any vacation time not used by the Employee.

        (e)Bonuses. In addition to Employee's base salary, for the calendar year ending December 31, 1996 Employee shall be entitled to receive an annual bonus of $125,000, pro rated for such portion of such calendar year during which Employee was employed by the Company. In addition to the foregoing, Employee may also receive bonuses in such amounts, at such times and upon such terms as the Board may in its sole discretion, without any obligation to do so, determine and award.

3.  Termination.

        (a) This Agreement shall be terminated upon the happening of any of the following events: (i) whenever the Company or the Employee shall give written notice terminating this Agreement; (ii) upon the death of the Employee; or (iii) upon the Permanent Disability (as such term is defined in Section 3(d) hereof) of the Employee.

        (b) In the event that the Employee's employment with the Company is terminated by the Company without Cause (as defined in Section 3(c) hereof) or is terminated by the Employee for Good Reason (as defined in Section 3(e) hereof), then for a period of six months following the date his employment is so terminated, the Employee shall continue to receive the full amount of his then current base salary, plus any cost of living increase granted to him by the
Company through the date of such termination of employment, plus all other benefits to which the Employee is entitled pursuant to Section 2(b) hereof (including, without limitation, continuation of the Employee's participation in the Company's pension, 401(k) plan, insurance, medical, stock option, stock purchase and other benefit plans as if the Employee's employment continued throughout such six month period), provided, however, that if during such six month period the Employee obtains reasonably comparable employment with another employer, then the Employee's continuing base salary payments hereunder shall cease upon the date of commencement of such comparable employment (but the Employee's right to continued participation in Company benefits shall nevertheless continue until the end of such six month period).

        (c) For purposes hereof, "Cause" shall mean any of the following: (i) the intentional failure, neglect or refusal of the employee to substantially fulfill his material duties as an employee; (ii) a material breach of any fiduciary duty or other material dishonesty by the employee with respect to the Company or any affiliate thereof resulting in actual material harm to the Company or such affiliate; or (iii) the conviction of the employee for a fraudulent act or felony.

        (d) For purposes hereof, "Permanent Disability" shall mean the total incapacitation of the Employee so as to preclude performance of the duties of his employment hereunder for an aggregate period of four months in any twelve month period.

        (e) For purposes hereof, "Good Reason" shall exist if the company shall:
(i) be in breach of or default under any material provision of this Agreement and not cure such breach within 30 days of receiving notice of such breach from the Employee; (ii) change the principal work location of the Employee without the consent of the Employee, which consent may be withheld by the Employee for any reason; (iii) materially change the duties of the Employee without the Employee's consent, which consent may be withheld by the Employee for any reason; (iv) reduce the Employee's base salary or benefits without the Employee's consent, which consent may be withheld by the Employee for any reason; or (v) become insolvent or bankrupt or file a voluntary or involuntary petition in bankruptcy or make an assignment for the benefit of creditors or consent to the appointment of a trustee or receiver.

4.  Noncompetition and Nonintervention.

        (a) While in the employ of the Company, the Employee agrees to devote substantially all of his entire time, attention and energies to the performance of the business of the Company and the Employee shall not, directly or indirectly, alone or as a member of any partnership or other business organization, or as a partner, officer, director, employee, stockholder, consultant or agent of any other corporation, partnership or other business organization, be actively engaged in or concerned with any other duties or pursuits which interfere with the performance of his duties as an Employee of the Company, or which, even if noninterfering, may be contrary to the best interests of the Company.

        (b) For a period of one year after the termination or cessation of the Employee's employment with the Company for any reason (including termination of employment by the Company without Cause), the Employee shall not, directly or indirectly, alone or as a member of any partnership or other business organization, or as a partner, officer, director, employee, stockholder, consultant or agent of any corporation, partnership or business organization, engage in any business activity which is directly or indirectly in competition with the products or services being developed, manufactured, marketed, provided or sold by the Company or which is directly or indirectly detrimental to the business of the Company. For a period of eighteen months after the termination or cessation of the Employee's employment with the Company for any reason (including termination of employment by the Company without Cause) the Employee shall not, directly or indirectly, alone or as a member of any partnership or other business organization, or as a partner, officer, director, employee, stockholder, consultant or agent of any corporation, partnership or business organization (i) request or cause any customer of the Company to cancel or terminate any business relationship with the Company, or (ii) solicit or otherwise cause any employee of the Company to terminate such employee's relationship with the Company. For the purposes of this Section 4(b), a business shall be deemed to be in competition with the Company only if the products or services of such business are substantially similar in function or capability to the products or services then being developed, manufactured, marketed, provided or sold by the Company, and are marketed to substantially the same type of user as that to which the products and services of the Company are marketed or proposed to be marketed.

5.  Confidential Information.

        (a) The Employee will not at any time, whether during or after the termination or cessation of his employment, reveal to any person, association or company any of the trade secrets or confidential information concerning the organization, business or finances of the Company so far as they have come or may come to his knowledge, except as may be required in the ordinary course of performing his duties as an employee of the Company or except as may be in the public domain through no fault of the Employee, and the Employee shall keep secret all matters entrusted to him and shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss whether directly or indirectly to the Company.

        (b) The Employee agrees that during his employment he shall not make, use or permit to be used any notes, memoranda, drawings, specifications, programs, data or other materials of any nature relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs otherwise than for the benefit of the Company. The Employee shall not, after the termination or cessation of his employment, use or permit to be used any such notes, memoranda, drawings, specifications, programs, data or other materials, it being agreed that any of the foregoing shall be and remain the sole and exclusive property of the Company and that immediately upon the termination or cessation of his employment the Employee shall deliver all of the foregoing, and all copies thereof, to the Company, at its main office.

6.  Patent and Copyright Assignment.

The Employee agrees to assign and transfer to the Company or its designee, without any separate remuneration or compensation, his entire right, title and interest in and to all Inventions and Works in the Field (as hereinafter defined), together with all United States and foreign rights with respect thereto, and at the Company's expenses to execute and deliver all appropriate patent and copyright applications for securing United States and foreign patents and copyrights on such Inventions and Works, and to perform all lawful acts, including giving testimony, and to execute and deliver all such instruments, that may be necessary or proper to vest all such Inventions and Works in the Field and patents and copyrights with respect thereto in the Company, and to assist the Company in the prosecution or defense of any interference which may be declared involving any said patent applications or patents or copyright applications or copyrights. For the purposes of this Agreement, the words "Inventions and Works" shall include any discovery, process, design, development, improvement, application, technique, program or invention, whether practice or not, conceived or made by the Employee, individually or jointly with others (whether on or off the Company's premises or during or after normal working hours), on or after July 15, 1996 while in the employ of the Company, provided, however, that no discovery, process, design, development, improvement, application, technique, program or invention reduced to practice or conceived by the Employee off the Company's premises and after normal working hours shall be deemed to be included in the term "Inventions and Works" unless directly or indirectly related to the business then being conducted by the Company or any business which the Company is then actively exploring (collectively, the "Field").

7.  Binding Effect.

This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and the Company's successors or assigns (whether resulting from any reorganization, consolidation or merger of the Company or any business to which all or substantially all of the assets of the Company are sold) and the Employee's heirs, executors and legal representatives.

8.  Entire Agreement.

This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, supersedes all prior agreements and understandings with respect thereto and cannot be modified, amended, waived or terminated, in whole or in part, except in writing signed by the party to be charged.

9.  Right to Injunction.

The Employee acknowledges and agrees that the services rendered and to be rendered to the Company by him are of a specialized and unique character and that irreparable and immediate damage will result to the Company if Employee fails to, refuses to or neglects to perform his agreements and obligations hereunder. In the event of such a failure, refusal or neglect by the Employee, the Company shall be entitled to injunctive relief or any other legal or equitable remedies including the recovery, by appropriate action, of the amount of the actual damage caused by the Company by any such failure, refusal or neglect by the Employee. The remedies provided in this Agreement shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy at law or in equity for the same event or any other event.


10.  Miscellaneous.

        (a)Amendments. No amendment, modification or waiver of any of the terms of this Agreement shall be valid unless made in writing and signed by the Employee and the Company.

        (b)Successors in Interest. All provisions of this Agreement shall survive the termination or cessation of the Employee's employment with the Company and shall be binding upon and inure to the benefit of and be enforceable by and against the respective heirs, executors, administrators, personal representatives, successors and assigns of either of the parties to this agreement.

        (c)Waiver. The waiver by the Company of a breach of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

        (d)Severability. If any provision of this Agreement shall contravene any law or any particular state where the Employee shall perform services for the Company, then this Agreement shall be first construed to be limited in scope and duration so as to be enforceable in that state, and if still unenforceable, shall then be construed as if such provision is not contained herein.

        (e)Governing Law. This Agreement shall be governed by the laws of the State of New York without regard to the conflict of laws principles thereof.

        (f)Counterparts. This Agreement may be executed in two or more counterparts, and by each party on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                                   CIDCO INCORPORATED
                                                   By: /s/Paul G. Locklin
                                                       ------------------
                                                       Paul G. Locklin
                                                       President and CEO

                                                       /s/Marv Tseu
                                                       ------------------
                                                       Marv Tseu